UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, Matthew Runkle was appointed to the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) pursuant to a right granted to CQP Holdco LP (f/k/a Blackstone CQP Holdco LP), a Delaware limited partnership, in an Investors’ and Registration Rights Agreement (the “Agreement”) dated as of July 31, 2012, among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, the Company, CQP Holdco LP and the other investor party thereto. In connection with the appointment of Mr. Runkle and pursuant to the terms of the Agreement, Scott Peak resigned from the Board on April 1, 2025.

Mr. Runkle is a party to the Company’s standard form of Indemnification Agreement, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2024.

There are no transactions between Mr. Runkle and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	April 2, 2025	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer